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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 23, 1999

                                INTELLICELL CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

            001-12571                                    95-4467726
      (Commission File Number)              (I.R.S. Employer Identification No.)

          9314 Eton Avenue
       Chatsworth, California                              91311
(Address of principal executive offices)                 (Zip Code)

                                 (818) 709-2300
               Registrant's telephone number, including area code

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Item 5.           OTHER EVENTS

         On July 23, 1999, Intellicell Corp. ("Registrant"), Intellicell Merger Sub, Inc. ("Intellicell Merger Sub"), Cellular Wholesalers, Inc. ("CWI") and the principal stockholders of CWI signed an Agreement and Plan of Merger ("the Merger Agreement"). The Merger Agreement, as amended by an amendment executed by the parties effective as of July 23, 1999, provides for the merger of CWI into Intellicell Merger Sub, a newly formed, wholly-owned subsidiary of Registrant. Following the merger, Registrant will continue to be traded on Nasdaq under Registrant's current stock symbol.

         CWI is a privately held wholesale distributor of wireless phone products. Under the terms of the merger, CWI's stockholders will receive up to $5,000,000 in cash and 2,250,000 shares of Registrant's common stock (with the amount of cash subject to reduction and the number of shares subject to increase, based on CWI's total stockholders' equity on the closing date of the merger). The merger, which is subject to Registrant's shareholder approval, certain customary closing conditions and receipt by Registrant of certain financing commitments, is expected to be completed in the fourth quarter of 1999.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                    (C) Exhibits

                     10.1 Agreement and Plan of Merger, dated as of July 23, 1999, among Intellicell Corp., Intellicell Merger Sub, Inc., Cellular Wholesalers, Inc. and Principal CWI Stockholders.

                     10.2 Amendment No. 1, dated as of July 23, 1999, to the Merger Agreement.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTELLICELL CORP.

Date: August 5, 1999                   By: /s/ David Kane
                                          ----------------------
                                          David Kane, Chief Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------

10.1 Agreement and Plan of Merger, dated as of July 23, 1999, among Intellicell Corp., Intellicell Merger Sub, Inc., Cellular Wholesalers, Inc. and Principal CWI Stockholders.

10.2   Amendment No. 1, dated as of July 23, 1999, to the Merger Agreement.